UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2023

Presto Automation Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39830	84-2968594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

985 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 817-9012

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	PRST	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock	PRSTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2023, Nathan Cook submitted his resignation as Interim Chief Financial Officer of Presto Automation Inc. Company (“Presto” or the “Company”), effective immediately. Mr. Cook was engaged as Interim Chief Financial Officer pursuant to an agreement with Teneo Capital LLC (“Teneo”) that required the Company to pay a monthly fee of $90,000, a copy of which was filed as Exhibit 10.12 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2023. The agreement with Teneo terminated upon the Company’s notice to Teneo on the date hereof.

On December 14, 2023, the Board of Directors (the “Board”) of Presto appointed Stanley Mbugua to serve as Interim Chief Financial Officer, effective immediately.

Mr. Mbugua has served as Chief Accounting Officer of the Company since March 2023, a role in which he will remain while serving as Interim Chief Financial Officer, and as the Interim Chief Financial Officer from August 2023 to October 2023. From September 2021 to March 2023, Mr. Mbugua served as Chief Accounting Officer at Skillz Inc., a mobile eSports platform, a position he held since 2021.  Mr. Mbugua served as Group Vice President and Chief Accounting Officer of Rimini Street, a software company delivering third-party enterprise software support for Oracle, SAP, JD Edwards, PeopleSoft, Siebel, and other applications, from 2017 to 2021.  From 2015 to 2017, Mr. Mbugua served as Senior Director and Corporate Controller at Lattice Semiconductor Corp., a manufacturer of high-performance programmable logic devices.  Mr. Mbugua is a Certified Public Accountant and has a Bachelor’s degree from the University of Nairobi.

The Company is in the process of determining potential changes to the compensation arrangements for Mr. Mbugua.

There are no other arrangements or understandings pursuant to Mr. Mbugua’s appointment as Interim Chief Financial Officer. There are no family relationships among any of the Company’s executive officers, members of the Board and Mr. Mbugua, and there are no transactions with Mr. Mbugua that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

Investor Presentation

On December 14, 2023, the Company posted an updated investor presentation to its website. A copy of the investor presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company notes as follows:

-	For restaurant locations that use the Company’s AI technology (e.g., locations other than Checkers which is powered by Hi Auto’s solution), the Company tracks the Non-Intervention Rate (NIR). NIR is a measure of how frequently the Company’s system is able to independently process a drive-thru customer’s order without a member of the restaurant’s staff needing to take over that order. NIR does not relate to the Company’s use of human agents (referred to “humans-in-the-loop” or HITL) in connection with the Company’s AI technology. NIR across all restaurants enabled by Company’s technology is 85% on average, with certain restaurant locations at 95% or higher.

-	At select locations where the Company is piloting the most advanced version of its AI technology, approximately 30% of orders taken at those locations do not require human agents to enter the orders. With this version of the AI engine, although the AI is able to complete the order without a human agent intervention, human supervision ensures that the AI is accurately entering the order and is immediately ready to review, validate and correct orders if necessary. The Company is rolling out this enhanced AI capability to all restaurants enabled by the Company’s AI technology and targets enabling more than 80% of these stores by March 31, 2024. Pending the completion of that roll out, locations that use the Company’s AI technology currently use human agent intervention, including entering the order, in all instances.

Press Release

On December 14, 2023, the Company issued a press release titled “Presto’s VoiceTM AI Solution Projected to Capitalize on Strong Momentum as Company Releases 2024 and 2025 Projected Annualized Run Rate Targets.” A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed subject to the requirements of amended Item 10 of Regulation S-K, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Investor Presentation
99.2	Press Release titled “Presto’s VoiceTM AI Solution Projected to Capitalize on Strong Momentum as Company Releases 2024 and 2025 Projected Annualized Run Rate Targets”
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTO AUTOMATION INC.

By:	/s/ Susan Shinoff
	Name:	Susan Shinoff
	Title:	General Counsel and Corporate Secretary

Dated: December 14, 2023

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